UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 20, 2013, CareFusion Corporation (the “Company”) announced that it has commenced an offer to exchange any and all of its outstanding $300 million aggregate principal amount of 3.300% Senior Notes due 2023 (the “Initial Notes”) for an equal amount of new 3.300% Senior Notes due 2023 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The terms and conditions of the exchange offer are set forth in the Company’s prospectus dated December 20, 2013, and the related letter of transmittal.

The exchange offer is being made pursuant to a Registration Rights Agreement entered into by the Company when it originally issued the Initial Notes on March 11, 2013. As the Company issued the $300 million aggregate principal amount of Initial Notes in a private placement transaction, the Initial Notes are subject to transfer restrictions. The purpose of the exchange offer is to allow holders of the Initial Notes to exchange their notes for New Notes that do not have these restrictions. Following the exchange offer, the Company will continue to have $300 million aggregate principal amount of 3.300% Senior Notes due 2023 outstanding.

The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will have no transfer restrictions under the federal securities laws, no registration rights and no rights to additional interest. Initial Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the federal securities laws and the Company will have no further obligation to provide for the registration of such notes except under certain limited circumstances.

The exchange offer will expire at 5:00 p.m. New York City time, on January 22, 2014, unless extended by the Company. Valid tenders of the Initial Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, may be obtained from the exchange agent, Deutsche Bank Trust Company Americas, by mail at DB Services Tennessee, Inc., Reorganization Unit, P.O. Box 305050, Nashville, TN 37230, by overnight mail or courier at DB Services Tennessee, Inc., Trust and Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, TN 37211, by facsimile transmission (eligible institutions only) (615) 866-3889 or by telephone (800) 735-7777.

This Current Report on Form 8-K does not constitute an offer to exchange or a solicitation of an offer to exchange the Initial Notes for the New Notes. The exchange offer will be made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The prospectus and the letter of transmittal have been filed with the Securities and Exchange Commission as part of a registration statement on Form S-4, which was declared effective on December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: December 20, 2013	By:	/s/ Joan Stafslien
		Name:	Joan Stafslien
		Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary